UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

VOR BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1350
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 16, 2026, the Board of Directors (the “Board”) of Vor Biopharma Inc. (the “Company”) adopted an amendment and restatement of the Vor Biopharma Inc. Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan” and as further amended and restated, the “Amended 2021 Plan”), subject to stockholder approval. The 2021 Plan provides that the number of shares reserved for issuance thereunder automatically increases on each January 1 by 4% of the number of issued and outstanding shares of the Company’s common stock (“Common Stock”) outstanding on December 31 of the preceding calendar year, through calendar year 2035 (the “Evergreen Provision”). The Amended 2021 Plan amends the 2021 Plan to, among other things, (i) revise the Evergreen Provision to provide that the number of shares of Common Stock to be added to the share reserve by operation of the Evergreen Provision on January 1 of a given year will be based on the sum, as of December 31 of the preceding year, of both issued and outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise of any pre-funded warrants and (ii) provide that, unless otherwise set forth in an award agreement, outstanding and unvested time-based awards under the Amended 2021 Plan will become fully vested if the continuous service of a participant who is an employee is terminated due to such participant’s death. The Board submitted the Amended 2021 Plan for stockholder approval at the 2026 Annual Meeting of Stockholders of the Company held on June 11, 2026 (the “Annual Meeting”). The Company’s stockholders approved the Amended 2021 Plan at the Annual Meeting.

The foregoing description of the Amended 2021 Plan is qualified in its entirety by the text of the Amended 2021 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. There were 34,012,004 shares of Common Stock present or represented at the Annual Meeting by valid proxies, which was approximately 62.77% of the shares of Common Stock entitled to vote at the Annual Meeting. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 27, 2026. The final voting results for each proposal are set forth below.

Proposal 1 - Election of Two Class II Directors

Andrew Levin, M.D., Ph.D. and Fouad Namouni, M.D. were each elected to serve as a member of the Board until the 2029 Annual Meeting of Stockholders and until his successor is duly elected or qualified, or, if sooner, until the director’s death, resignation or removal, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Andrew Levin, M.D., Ph.D.	25,797,081	120,813	7,094,110
Fouad Namouni, M.D.	22,825938	4,091956	7,094,110

Proposal 2 - Amendment and Restatement of the Company's Amended and Restated 2021 Equity Incentive Plan

The Stockholders approved the Amended 2021 Plan by the following votes.

For	Against	Abstain	Broker Non-Votes
20,146,430	6,767,428	4,036	7,094,110

Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm

The Stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, by the following votes:

For	Against	Abstain
33,877,004	133,499	1,501

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Vor Biopharma Inc. Amended and Restated 2021 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

Date:	June 12, 2026	By:	/s/ Jean-Paul Kress
Jean-Paul Kress Chief Executive Officer